PROSPECTUS                            Amended and Restated Pricing
                                      Supplement No. 1012

Dated June 18, 1996                   Dated January 16, 1998

PROSPECTUS SUPPLEMENT                 Rule 424(b)(2)

Dated June 18, 1996                   Registration Statement No. 33-40127



                              THE B.F.GOODRICH COMPANY

                             MEDIUM-TERM NOTES, SERIES A


                                 (Fixed Rate Notes)



Principal Amount:               $130,000,000

Maturity Date:                  February 1, 2018

Interest Rate Per Annum:        6.80%

Price to Public (Issue Price):  99.813%

Purchase Price payable by
Goldman, Sachs & Co.:           99.359%

Settlement Date
(Original Issue Date):          January 22, 1998

Interest Payment Date(s):

         (x) February 1 and August 1 of each year (first payment date  August 1,
              1998)

         (  ) Other: _____________________________

Form of Notes:     (x)      DTC registered      (   )    non-DTC registered

Repayment, Redemption and Acceleration:     Not Applicable

         Optional Repayment Date(s): _______________________

         Initial Redemption Date: __________________________

         Initial Redemption Percentage: ___________________%

         Annual Redemption Percentage Reduction: __________%

         Modified Payment Upon Acceleration: _______________

Original Issue Discount:     Not Applicable

         Amount of OID: ____________________________

         Yield to Maturity: ________________________

         Interest Accrual Date: ____________________

         Initial Accrual Period OID: _______________

Additional Terms:     None


                             ---------------------------

                Goldman, Sachs & Co.              Citicorp Securities, Inc.

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Capitalized  terms  used in this  Pricing  Supplement  which are  defined in the
Prospectus Supplement shall have the meanings assigned to them in the Prospectus Supplement.